UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 1, 2013 (January 28, 2013)

INTERACTIVE INTELLIGENCE GROUP, INC.

(Exact name of registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation)	000-54450 (Commission File Number)	45-1505676 (IRS Employer Identification No.)

7601 Interactive Way Indianapolis, IN 46278 (Address of principal executive offices, including zip code)

(317) 872-3000 (Registrant’s telephone number, including area code)

Not Applicable (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

 (e)   Compensatory Arrangements of Named Executive Officers.

2013 Executive Compensation

On January 28, 2013, the Compensation Committee of the Board of Directors of Interactive Intelligence Group, Inc. (the “Company”) approved annual compensation arrangements, for the year beginning January 1, 2013, for those “Named Executive Officers” included in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 4, 2012, as follows:

Name	Title/Position
Donald E. Brown, M.D.	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)

Stephen R. Head	Chief Financial Officer, Senior Vice President of Finance and Administration, Secretary and Treasurer (Principal Financial Officer)

Gary R. Blough	Executive Vice President of Worldwide Sales

Pamela J. Hynes	Vice President, Client Success and Education

Joseph A. Staples	Chief Marketing Officer, Senior Vice President of Marketing

The 2013 base salaries for each of the Named Executive Officers are as follows: Dr. Brown, $450,000; Mr. Head, $290,000; Mr. Blough, $240,000; Ms. Hynes, $205,000; and Mr. Staples, $265,000. For purposes of the 2013 compensation arrangements, "non-GAAP" means adjusting the GAAP measure for purchase accounting adjustments related to revenues and excluding non-cash stock-based compensation expense for stock options and the amortization of certain intangible assets related to acquisitions.

 Dr. Brown and Mr. Head are each eligible for a Pro Forma Operating Margin Bonus (PFOMB). The PFOMB is earned and paid quarterly based on the percentage of year-to-date actual pro forma operating margin compared to a target year-to-date pro forma operating margin and a threshold year-to-date pro forma operating margin. Pro forma operating margin is calculated as the total dollar amount of orders plus recurring revenues plus services revenues (collectively, the "pro forma revenues"), less the cost of recurring revenues, the cost of services revenues and operating expenses, divided by pro forma revenues.  For the first three quarters of the year, payments will be limited to 100% of the year-to-date target incentive payout amount. Payments for the second, third and fourth quarters are calculated based on amounts earned less payments made in prior quarters. No PFOMB will be paid if the Company’s year-to-date pro forma operating margin as of the end of the applicable quarter is less than 90% of the target year-to-date pro forma operating margin. If the actual annual pro forma operating margin equals the target annual pro forma operating margin, Dr. Brown and Mr. Head will earn a bonus of $225,000 and $185,000, respectively, for 2013.

Dr. Brown is also eligible for a Gross Profits Increase Bonus ("GPIB").  The GPIB is earned and paid quarterly based on the actual year-to-date gross profit percentage increase on orders compared to a target year-to-date percentage increase. For the first three quarters of the year, payments will be limited to 100% of the target percentage increase. Payments for the second, third and fourth quarters are calculated based on amounts earned less payments made in prior quarters. If the actual annual gross profit percentage increase on orders equals the annual target gross profit percentage increase on orders, Dr. Brown will earn a bonus of $225,000 for 2013.

         Mr. Blough is eligible for three bonuses relating to orders received (excluding Latitude and Bay Bridge orders).  The first bonus is earned and paid quarterly based on the actual year-to-date gross profit percentage increase on orders compared to a target year-to-date percentage increase. For the first three quarters of the year, payments will be limited to 100% of the target percentage increase. Payments for the second, third and fourth quarters are calculated based on amounts earned less payments made in prior quarters. Mr. Blough is also eligible for a bonus that is earned and paid quarterly and is based on the actual year-to-date sales efficiency percentage, calculated as year-to-date sales-related expense divided by the year-to-date dollar amount of total orders, compared to a target year-to-date sales efficiency percentage and a threshold year-to-date sales efficiency percentage.  For the first three quarters of the year, payments will be limited to 100% of the year-to-date target incentive payout amount. Payments for the second, third and fourth quarters are calculated based on amounts earned less payments made in prior quarters.  No amount will be paid under this bonus if the Company’s year-to-date sales efficiency percentage as of the end of the applicable quarter is less than 95% of the target year-to-date sales efficiency percentage.  In addition, Mr. Blough is eligible for a bonus that is earned and paid quarterly based on the actual percentage of year-to-date orders from outside North America that are cloud-based orders compared to a target percentage and a threshold percentage.  For the first three quarters of the year, payments will be limited to 100% of the target percentage. Payments for the second, third and fourth quarters are calculated based on amounts earned less payments made in prior quarters.  No amount will be paid under this bonus if, as of the end of the applicable quarter, the percentage of year-to-date orders from outside North America that are cloud-based is less than 67% of the year-to-date target percentage for cloud-based orders from outside North America or if year-to-date total orders from outside North America are less than 80% of the year-to-date target for total orders from outside North America.  If the actual annual gross profit percentage increase on orders, the actual annual sales efficiency percentage and the actual annual percentage of cloud-based orders from outside North America equal the annual targeted amounts, Mr. Blough will earn an aggregate bonus of $245,000 for 2013.

Ms. Hynes is eligible for a Client Satisfaction Bonus based on the results of our mid-year and year-end Net Promoter Score surveys. Fifty percent of the potential bonus will be paid based on the results of each survey.  Ms. Hynes is also eligible for a bonus earned and paid quarterly based on our year-to-date non-GAAP education operating income margin compared to a threshold non-GAAP education operating income margin.  For the first three quarters of the year, payments will be limited to 100% of the target incentive payout amount. Payments for the second, third and fourth quarters are calculated based on amounts earned less payments made in prior quarters. No amount will be paid under this bonus if the year-to-date non-GAAP education operating income margin is less than 50% of the target year-to-date non-GAAP education operating income margin. If the actual Net Promoter Scores for both surveys and the actual annual non-GAAP education operation income margin equal the targeted amounts, Ms. Hynes will earn an aggregate bonus of $92,500 for 2013.

Mr. Staples is eligible for a bonus that is earned and paid quarterly and is based on the actual year-to-date marketing efficiency percentage, calculated as year-to-date marketing expense divided by the year-to-date gross profit on total orders, compared to a target year-to-date marketing efficiency percentage and a threshold year-to-date marketing efficiency percentage. For the first three quarters of the year, payments are limited to 100% of the year-to-date target incentive payout amount. Payments for the second, third and fourth quarters are calculated based on amounts earned less payments made in prior quarters. No amount will be paid under this bonus if the Company's year-to-date marketing efficiency percentage as of the end of the applicable quarter exceeds 118% of the target year-to-date marketing efficiency percentage.  If the actual annual marketing efficiency percentage equals the annual targeted amount, Mr. Staples will earn a bonus of $125,000 for 2013.

2012 Discretionary Bonus Payouts under Company Performance Bonuses

Based on its review of the Company’s annual results of operations for 2012 and the contributions of Dr. Brown and Mr. Head in generating orders and in managing the Company’s expenses during 2012, the Compensation Committee determined that it was appropriate to pay a company performance bonus to Dr. Brown and Mr. Head even though the Company's annual non-GAAP operating income for 2012 was below the 5% threshold set forth in the 2012 Executive Compensation Plan for such executives. The PFOMB calculation described above eliminates the impact of the mix of premise and cloud-based orders and timing of revenue recognition. If the PFOMB calculation had been utilized in 2012 instead of the non-GAAP operating income margin calculation utilized under the company performance bonuses, Dr. Brown and Mr. Head would have earned more than the target performance bonus.  As a result, on January 28, 2013, the Compensation Committee approved the payment of a discretionary company performance bonus equal to the executive's target bonus for 2012 in the amount of $212,500 to Dr. Brown and $175,000 to Mr. Head.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interactive Intelligence Group, Inc. (Registrant)

Date: February 1, 2013	By:	/s/ Stephen R. Head
Stephen R. Head Chief Financial Officer, Senior Vice President of Finance and Administration, Secretary and Treasurer